UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2018, Workhorse Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to the public offering and sale (the “Offering”) of 9,000,000 shares of the Company’s common stock at a price per share of $1.15 for aggregate gross proceeds of $10.35 million.   Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase from the Company up to an additional 1,350,000 shares of common stock at the offering price to cover over allotments, if any. The sale of such shares is expected to close on August 13, 2018, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company are expected to be approximately $9.5 million after deducting underwriting discounts and commissions and estimated offering expenses.   We expect to use the net proceeds from this offering for working capital, general corporate purposes and repayment of debt and other obligations.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-213100), including the prospectus dated December 23, 2016 contained therein, as the same has been supplemented, as well as a preliminary prospectus supplement and final prospectus supplement filed with the SEC on August 8, 2018 and August 9, 2018, respectively, in connection with the Company’s takedown relating to the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of National Securities Corporation, as representative of the Underwriters, subject to certain exceptions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.   The foregoing description of the terms of the Underwriting Agreement and the warrants is qualified in its entirety by reference to such exhibits.  A copy of the opinion of Fleming PLLC relating to the legality of the issuance and sale of the shares of common stock in this Offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On August 8, 2018, the Company issued a press release announcing it had commenced the Offering.   A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 9, 2018, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Prospectus Supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2018, by and between Workhorse Group, Inc. and the Underwriter
5.1	Opinion of Fleming PLLC
23.1	Consent of Fleming PLLC (included in Exhibit 5.1)
99.1	Press Release, dated August 8, 2018
99.2	Press Release, dated August 9, 2018

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: August 9, 2018	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

2